Exhibit 10.1

AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

This AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (the “Amendment”) is entered into as of December 16, 2019 by and between Playa Resorts Management, LLC, a Delaware limited liability Company with an address at 3950 University Drive, Suite 301, Fairfax, Virginia 22030 (“Playa Resorts”) and Bruce D. Wardinski (“Executive”).

WHEREAS, the Executive and Playa Resorts have previously entered into an Executive Employment Agreement dated December 28, 2018 (the “Employment Agreement”); and

WHEREAS, the Executive and Playa Management now desire to amend the Employment Agreement to eliminate certain payments to Executive following a Change in Control or Partial Change in Control.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

1.    Section 6(g)(ii) of the Employment Agreement is hereby deleted in its entirety and replaced by the following:

“(ii) Termination within 60 Days following Change in Control or Partial Change in Control. If Mr. Wardinski terminates his employment without Good Reason within sixty (60) days following a Change in Control or Partial Change in Control, the termination shall be treated as a termination pursuant to Section 6(c) above; provided, however, that (A) the Severance Payment shall be zero (0) months, (B) no Additional Amounts or pro-rata Discretionary Annual Bonus shall be due and (C) the Restricted Period (for purposes of the restriction on competition described in Section 8(a) below) shall be zero (0) months.”

2.    The definition of Restricted Period set forth in Section 8(v) of the Employment Agreement is hereby deleted in its entirety and replaced by the following:

“(v) “Restricted Period” shall mean the Employment Period and a period of eighteen (18) months (six (6) months in the case of a non-renewal or expiration pursuant to Section 6(f) above or twelve (12) months following a Change in Control pursuant to Section 6(g)(i) above, and zero (0) months following a Change in Control termination pursuant to Section 6(g)(ii) above) following the expiration or termination of Mr. Wardinski’s employment.”

Except as provided in this Amendment, the Employment Agreement will remain in full force and effect and capitalized terms not defined herein shall have the meaning ascribed to them in the Employment Agreement.

IN WITNESS WHEREOF, Executive and Playa Management have executed this Amendment as of the date first written above.

EXECUTIVE	PLAYA RESORTS MANAGEMENT LLC

/s/ Bruce D. Wardinski	By:	/s/ Alexander Stadlin
Bruce D. Wardinski		Alexander Stadlin
Its Authorized Representative

	By:	/s/ Ryan Hymel
Ryan Hymel Its Authorized Representative